Exhibit 10.11


                          EMPLOYMENT SECURITY AGREEMENT


         EMPLOYMENT SECURITY AGREEMENT, dated this 6th day of May 1999, between Bank West Financial Corporation, a Michigan corporation (the "Corporation"), Bank West, a Michigan-chartered savings bank and a wholly owned subsidiary of the Corporation (the "Bank"), and Louis D. Knooihuizen (the "Executive"). Hereinafter, the Corporation and the Bank are referred to collectively as the "Employers."


                                   WITNESSETH:

         WHEREAS, the Executive is a newly hired officer of the Employers;

         WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Employers is terminated under specified circumstances;

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

         1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) Annual Compensation. The Executive's "Annual Compensation" for purposes of this Agreement shall be deemed to mean the highest level of base salary paid to the Executive by the Employers or any subsidiary thereof during any of the three calendar years preceding the Date of Termination, including the calendar year in which the Date of Termination occurs.

         (b) Cause. Termination by the Employers of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Bank.

         (c) Change in Control of the Corporation. "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not any security of the Corporation is registered under Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if
(i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (d) Code. Code shall mean the Internal Revenue Code of 1986, as amended.

         (e) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause, the date on which the Notice of Termination is given, and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination.

         (f) Disability. Termination by the Employers of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

         (g) Good Reason. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive based on:

                           (i) Without the Executive's  express written consent,
                  the assignment by the Employers to the Executive following a Change in Control of any duties which are materially inconsistent with the Executive's positions, duties, responsibilities and status with the Employers immediately prior to a Change in Control of the Corporation, or a material change in the Executive's reporting responsibilities, titles or offices as an employee and as in effect immediately prior to such a Change in Control, or any removal of the Executive from or any failure to re-elect the Executive to any of such responsibilities, titles or offices, except in connection with the termination of the Executive's employment for Cause, Disability or Retirement or as a result of the Executive's death or by the Executive other than for Good Reason;

                           (ii) Without the Executive's express written consent,
                  a material reduction by the Employers in the Executive's base salary as in effect on the date of the Change in Control of the Corporation or as the same may be increased from time to time thereafter or a material reduction in the package of fringe benefits provided to the Executive;

                           (iii) Any purported  termination  of the  Executive's
                  employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or

                           (iv) The  failure  by the  Employers  to  obtain  the
                  assumption of and agreement to perform this Agreement by any successor as contemplated in Section 6 hereof.

         (h) IRS. IRS shall mean the Internal Revenue Service.

         (i) Notice of Termination. Any purported termination by the Bank for Cause, Disability or Retirement or by the Executive for Good Reason shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which
(i) indicates the specific termination  provision in this Agreement relied upon,
(ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employers' termination of Executive's employment for Cause, and (iv) is given in the manner specified in Section 7 hereof.

         (j) Retirement. Termination by the Employers of the Executive's employment based on "Retirement" shall mean voluntary termination by the Executive in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

         2. Benefits Upon Termination. If the Executive's employment by the Employers shall be terminated subsequent to a Change in Control of the Corporation by (i) the Employers other than for Cause, Retirement, or as a result of the Executive's death or Disability, or (ii) the Executive for Good Reason, then the Employers shall, subject to the provisions of Section 3 hereof, if applicable:

        (a) pay to the Executive, in twenty-four (24) equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash amount equal to two (2) times the Executive's Annual Compensation; and

        (b) maintain  and provide for a period  ending at the earlier of (i) two
(2) years after the Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (b)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than retirement plans or stock compensation plans of the Employers), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (b) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employers shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

        3. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 2 hereof, either alone or together with other payments and benefits which Executive has the right to receive from the Employers would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits pursuant to Section 2 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 2 being non-deductible to either of the Employers pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 2 shall be based upon the opinion of independent tax counsel selected by the Employers' independent public accountants and paid for by the Employers. Such counsel shall be reasonably acceptable to the Employers and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty
(30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. In the event that the Employers and/or the Executive do not agree with the opinion of such counsel,
(i) the Employers shall pay to the Executive the maximum amount of payments and benefits pursuant to Section 2, as selected by the Executive, which such opinion indicates that there is a high probability do not result in any of such payments and benefits being non-deductible to the Employers and subject to the imposition of the excise tax imposed under Section 4999 of the Code and (ii) the Employers may request, and Executive shall have the right to demand that the Employers request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to Section 2 hereof have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Employers, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to Executive's approval prior to filing, which shall not be unreasonably withheld. The Employers and Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment other than pursuant to
Section 2 hereof,  or a reduction  in the  payments  and  benefits  specified in
Section 2 below zero.

         4.       Mitigation of Benefits.

         (a) The Executive shall be required to mitigate the amount of any benefits enumerated in Section 2(a) hereof by diligently seeking other employment consistent and comparable with the Executive's current position or earnings from self-employment, provided, however, that the
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                                        5


Executive shall not be required to accept comparable employment located beyond a fifty (50) mile radius of the City of Grand Rapids, Kent County, Michigan. The benefits specified in Section 2(a) hereof shall be reduced by an amount equal to one hundred percent (100%) of the total base salary earned by the Executive from such other employment or earnings from self-employment during the twenty-four
(24) months following the first business day of the month following the Date of Termination. In no event, however, shall the Executive be required to pay back to the Employers pursuant to this provision any amount in excess of the amount payable under Section 2(a).

         (b) The Executive's failure to make good faith efforts to diligently and continuously seek other employment, as reasonably determined in the exercise of utmost good faith by the Boards of Directors of the Employers, shall be a breach of this Employment Security Agreement. In such case, the Employers shall notify the Executive in writing and provide the Executive with thirty (30) days to take appropriate corrective action. The notice shall state the basis for the breach and what corrective action must be taken. If the Executive fails to do so, the Employers' obligations under this Employment Security Agreement shall terminate upon the first day following the expiration of the thirty (30) day notice.

         5. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

         6. Assignability. The Employers may assign this Agreement and their rights hereunder in whole, but not in part, to any corporation, bank or other entity with or into which either of the Employers may hereafter merge or consolidate or to which either of the Employers may transfer all or substantially all of their respective assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         7. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         To the Employers:          President
                                    Bank West Financial Corporation
                                    2185 Three Mile Road N.W.
                                    Grand Rapids, Michigan 49544

         To the Executive:          Louis D. Knooihuizen
                                    3530 Navaho S.W.
                                    Grandville, Michigan 49418

         8. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         9. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise the substantive laws of the State of Michigan.

         10. Nature of Employment and Obligations.

         (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Employers and the Executive, and the Employers may terminate the Executive's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

         (b) Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

         11. Term of Agreement. Unless extended as provided in this Section 11, this Employment Security Agreement shall terminate on March 30, 2001. Prior to March 31, 2000, and each March 30 after that (the "anniversary date"), the Boards of Directors of the Employers shall consider, review and, if appropriate, explicitly approve a one-year extension of the remaining term of this Employment Security Agreement. The term of this Employment Security Agreement shall continue to extend each year if the Boards of Directors so approve the extension. If the Boards of Directors elect not to extend the term, they shall give written notice of the decision to the Executive not less that thirty (30) days prior to the anniversary date.

         12. Interpretation and Headings. This Agreement shall be interpreted in order to achieve the purposes for which it was entered into. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         15. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, the obligations of the Employers hereunder shall be suspended in the event that the FDIC prohibits or limits, by regulation or order, any payment hereunder pursuant to Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. ss.1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


Attest:                                     BANK WEST FINANCIAL
                                               CORPORATION


/s/ Kevin A. Twardy                         By: /s/ Ronald A. Van Houten
-------------------                             ------------------------
Kevin A. Twardy                                 Ronald A. Van Houten

Attest:                                     BANK WEST


/s/ Kevin A. Twardy                         By: /s/ Ronald A. Van Houten
-------------------                             ------------------------
Kevin A. Twardy                                 Ronald A. Van Houten

                                            EXECUTIVE


/s/ Janet E. Pellerito                      By: /s/ Louis D. Knooihuizen
----------------------                          -----------------------
Janet E. Pellerito                              Louis D. Knooihuizen